Exhibit 99.1
Important Notice of Blackout Period to Directors and Executive Officers of Magnum
Hunter Resources Corporation
October 18, 2011
     Federal securities laws require us to send you a notice whenever restrictions are imposed on your trading in Magnum Hunter Resources Corporation (the “Company”) securities (including derivatives) due to a blackout of the Magnum Hunter Resources Corporation 401(k) Employee Stock Ownership Plan (the “401(k) plan”) that lasts for a period of more than three consecutive business days. As some of you may know, the blackout, which is expected to begin on November 18, 2011 and end no later than November 22, 2011 (such period, the “Blackout Period”), is necessary to make changes to the investment options under the 401(k) plan. During the Blackout Period, 401(k) plan participants will be unable to make contribution rate and future investment changes, investment election changes, loan repayments or requests and withdrawals/distributions under the 401(k) plan, including with respect to their open brokerage window account within the 401(k) plan that permits investment in the Company’s common stock, 10.25% Series C Cumulative Perpetual Preferred Stock and 8.0% Series D Cumulative Preferred Stock.
     If you are a participant in the 401(k) plan, you will receive, or may already have received, a notice from our Plan Administrator informing you of the Blackout Period.
     Federal securities laws provide that, during the Blackout Period, all directors and executive officers of the Company are prohibited, with limited exceptions, from purchasing, selling or otherwise acquiring or transferring any of the Company’s equity securities (including exercising Company stock options) or any derivatives of the Company’s equity securities if (i) such equity securities were acquired in connection with service or employment as a director or executive officer of the Company and (ii) the disposition of the equity securities involves securities acquired in connection with service or employment as a director or executive officer of the Company. The Securities and Exchange Commission broadly defines the phrase “acquired in connection with service or employment as a director or executive officer” and its rules include a rebuttable presumption that any equity securities sold or otherwise transferred by a director or executive officer during the Blackout Period were acquired in connection with service or employment as a director or executive officer.
     As a director or executive officer of the Company, these prohibitions apply to you regardless of whether such equity securities are beneficially owned directly by you or indirectly through members of your immediate family who share your household, as well as to trusts, corporations and other entities whose stock ownership may be attributed to you. These restrictions also apply regardless of whether you participate in the 401(k) plan. The trading prohibition does not apply, however, to certain exempt transactions, such as qualified Rule 10b5-1 trading plan transactions and bona fide gifts. If you engage in a transaction that violates these rules, you may be required to disgorge your profits from the transaction, and you may be subject to civil and criminal penalties.
     Because of these prohibitions on insider trading during the Blackout Period, the Company asks that you consult with Paul M. Johnston, Senior Vice President and General

Counsel of the Company, prior to making any transactions in the Company’s equity securities during the Blackout Period. However, it remains your obligation to see that you do not engage in any unlawful transactions during the Blackout Period.
     The foregoing information is provided pursuant to Regulation BTR under the Securities Exchange Act of 1934.
     If you have any questions concerning this notice or the Blackout Period, you should contact Paul M. Johnston, Senior Vice President and General Counsel, Magnum Hunter Resources Corporation, 777 Post Oak Boulevard, Suite 650, Houston, Texas 77506, telephone number (832) 369-6986.